                                                                    EXHIBIT 10.1

                       Confidential Treatment Requested

                     Carrefour and SourcingLink.net, Inc.

                               Letter Agreement


          SourcingLink.net, Inc. (SourcingLink) desires to enter into an agreement with Carrefour relating to the adoption by Carrefour of SourcingLink's Internet Merchandise Sourcing Solution and continued use of the SourcingLink desktop quality inspection and shipping and tracking solution. The significant terms and conditions of the agreement are outlined below.

     1.  Overview

          Carrefour as a strategic partner to SourcingLink is interested in enabling a more efficient supply chain connection and process between its worldwide suppliers and Carrefour. To facilitate this goal, Carrefour has asked SourcingLink to deliver an e-commerce solution allowing Carrefour to efficiently and cost effectively communicate with and manage its suppliers worldwide.

          The Solution will allow Carrefour to establish the necessary connectivity infrastructure to efficiently distribute business information to its suppliers and have suppliers feed information into Carrefour's systems using standard web browsers to access the Solution over the Internet. The SourcingLink Solution will provide Carrefour with a variety of standardized electronic communication capabilities to exchange information with its suppliers including electronic supplier profiles, negotiations, sending and receiving requests for quotation, product development, sharing product catalogs, publishing vendor policies and procedures, sending purchase orders and invoices, receiving shipment notices, placing inspection orders and receiving inspection reports.

          Carrefour understands that in order to implement this solution it must mandate its suppliers to subscribe to the SourcingLink Solution.

          SourcingLink will provide Carrefour a leading edge, cost-efficient supply chain management solution and will work closely with Carrefour to develop and implement additional functionality across these connections over time.

          SourcingLink and Carrefour understand and agree that continued use of the SourcingLink Solution is based on Carrefour's on-going satisfaction and use of this Solution can be terminated by Carrefour for any reason with ninety (90) days prior written notice.

     2.  Roll Out Scope

          Carrefour has indicated that providing its CMI offices with an e-commerce solution to transmit sourcing information from the international suppliers to the buyers in the operating countries is the first priority in the implementation plan. Based on this desire, SourcingLink will structure its implementation into distinct phases focusing immediately on connecting the CMI offices in Hong Kong, Italy and Mexico, to their suppliers and to the buyers in the operating countries.

          It is anticipated that after linking the international suppliers to its CMI offices, Carrefour will extend usage of the SourcingLink Solution to include mandating the domestic suppliers in each operating country to subscribe to the SourcingLink Solution.
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     Phase One - January 1, 2000 - May 31, 2000

     Aggressively roll out the SourcingLink Solution to the international suppliers, the CMI offices and the buyers in each of the operating countries:
          .    Work with Carrefour to document the current sourcing workflow.
          .    Connect the three (3) CMI offices, their suppliers and their main operating country customers (France, Spain, Argentina, Brazil,
               Taiwan...others) to the SourcingLink Solution through a fast
               Internet connection.
          .    Customize the forms with the SourcingLink Solution to support the product catalog document workflow from the suppliers through CMI and then to the operating countries.
          .    Publish purchasing policies and procedures provided by Carrefour for international suppliers.
          .    Develop and interface between SourcingLink and the Carrefour back office system(s) to enable the automatic transfer of information, where required.
          .    Install a supplier relations button on the Carrefour website with a hotlink to SourcingLink.

     Phase Two - June 2000 - June 2001

Extend the SourcingLink Solution to link the buyers in the operating countries with their domestic suppliers:

          . Connect the various operating country buyers with their domestic suppliers (order of operating country roll out to be agreed upon with Carrefour).
          . Customize forms within the SourcingLink Solution to support the product catalog workflow from the domestic suppliers to the various operating country buyers.
          . Publish purchasing policies and procedures provided by Carrefour for domestic suppliers.

Phase Three - Starting date and priorities to be agreed upon with Carrefour

     In order to fully utilize the existing connectivity, Carrefour and SourcingLink will work cooperatively to add and enhance features between Carrefour and both its international and domestic suppliers

          . Include web based Order Management related documents in the workflow with the suppliers.
          . Broadcast information to vendors on a one-to-one basis, e.g., inventory status, faulty deliveries.
          . Develop the corresponding interface between SourcingLink and the Carrefour back office system(s) to enable the automatic transfer of the necessary information, where required.
          . Provide agreed upon additional functionality to the SourcingLink Solution

     Carrefour will be responsible to put in place the infrastructure necessary to implement the SourcingLink Solution to include fast Internet connection and machines in each of the buying offices for the buyers/merchandisers to access the Internet. In addition, Carrefour will need to appoint a corporate project manager and a project manager in each operating country to act as the interface to the SourcingLink project management teams to support the implementation of the Solution.

     3.  Implementation Process

          .    We will jointly document the current workflow.
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          .    We will jointly develop the project plan with tasks,
               responsibilities and milestones for each phase of the roll out.
          .    SourcingLink will provide the Buyer training in all CMI and
               Operating countries and Carrefour will make buyers available for all training.
          .    SourcingLink will provide forms customization for current
               international product catalog documents used by the CMI offices and the operating countries.

     4.  Responsibilities -- SourcingLink

          .    Training
          .    SourcingLink will assign a worldwide Project Manager to serve as the owner of the Carrefour implementation worldwide.
          .    SourcingLink will assign a project manager for each country implementing the SourcingLink Solution (a project manager may handle multiple countries).
          .    SourcingLink will develop with Carrefour a project plan and review its progress and the key deliverable items on a regular basis with Carrefour Corporate Project management as well as each of the countries in active implementation.
          .    SourcingLink will identify and raise project issues as necessary with Carrefour appointed project management
          .    SourcingLink will provide forms customization
          .    SourcingLink will provide worldwide support through its Solution center to buyers and suppliers
          .    SourcingLink will provide support for interface developments for connection to ERP and/or other back-office systems
          .    Supplier recruiting through telemarketing.

          Responsibilities Carrefour

          .    Carrefour will mandate that supplier subscribe to the
               SourcingLink Solution.
          .    Carrefour will provide connectivity to the Internet.
          .    Carrefour will make buyers available for training.
          .    Carrefour will assign a Corporate Project Manager who will be the focal point for communications and who has the authority to act for Carrefour in all aspects related to this proposal.
          .    Carrefour will appoint a project manager in each roll out country with access to necessary personnel and information at Carrefour related to the successful completion of the implementation.
          .    Carrefour will work to establish, develop and approve all forms customization.
          .    Carrefour will provide office space to SourcingLink at Carrefour.
          .    Carrefour will provide supplier listings and approve sending letters to the suppliers on Carrefour letterhead and provide buyer follow-up to recruit suppliers.
          .    Carrefour will develop the necessary interface between the
               SourcingLink Solution and its ERP and other back office systems.
          .    Carrefour will implement buying practices and procedures that reinforce utilization of the SourcingLink Solution.

5.  Initial Implementation - Phase One

     The project start date is estimated to be December 1 and is subject to final agreements between Carrefour and SourcingLink that fully reflect the detail terms related to this memorandum of understanding.

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                         Task Description                                 Estimated Start Date
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
Receipt of memorandum of understanding - Carrefour                         November 12, 1999
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Agreement signed by Carrefour Head Office                                  November 12, 1999
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
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
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
Meet with CMI offices to:                                                  January 4, 2000-January 15,
     .  Develop project plan                                                         2000
     .  Document workflow
     .  Obtain supplier target lists
     .  Schedule buyer training
     .  Agree upon date to send letters to suppliers
     .  Check on Internet connectivity
     .  Establish working group for form customization
     .  Establish working group for policies and procedures
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Meet with operating countries to:                                          January 22, 2000
     .  Check on Internet connectivity
     .  Schedule buyer training
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Standard agreements signed                                                 January 31, 2000
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Carrefour starts sending letters to international suppliers                February 15, 2000
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


     6.  Internet Solution

     Charges

     . $95 per month per buyer trained on the Solution and provided a user ID [*]. Payable monthly upon receipt of invoice.
     . One time roll out fees estimated at US$450,000 (450 man days at an average of US$1,000). This includes 200 days of buyer training, 200 days of project management and 50 days of sourcing forms customization.
     . Total estimated one-time fees above: US$450,000. Payable as services are provided and billed.
     .    Estimates will be confirmed with final project plans.

     .    All billing will be payable by Carrefour corporate.

     Not Included
     ------------

     .    Man-days in excess of estimate

     .    Our travel expenses will be invoiced at cost.

     .    Additional functionality requiring development.

     . Any projects to interface to Carrefour back office systems will be subject to a separate proposal.

     . Additional forms customization for forms currently not in use by Carrefour will be subject to a separate proposal.

     .    Data migration.

Suppliers will pay a registration fee of $100 and $95 per month per seat or $1,025 per year per seat. [*]

     7.   Warrants

          SourcingLink will grant to Carrefour 150,000 warrants for the purchase of 150,000 shares of SourcingLink common stock at an exercise price equal to the closing price of the SourcingLink stock as of the date this agreement is signed
by both parties.   [*]

          These warrants are granted in consideration of the commitment to this alliance by Carrefour and contemplate that Carrefour will actively participate in the implementation.


          * Portions omitted pursuant to a request for confidential treatment.
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     8.   Supplier Confidentiality

          SourcingLink agrees that any supplier that has an exclusive relationship with Carrefour or provides private lable goods to Carrefour will remain private in the SourcingLink database and will not be accessible to any retailer other than Carrefour.

     9.   Other

          Carrefour will become a Charter member participating in the development of the direction and content of the SourcingLink Solution. In addition, Carrefour will be showcased on our public site as a Charter member with a description of our alliance and your leadership role in e-commerce.

          Carrefour will agree to public disclosure of the business relationship and the plans for implementation and to act as a reference site and showcase for investors, non-competitive retailers, and suppliers.

          It is understood that Carrefour has acquired Promodes. Upon completion of the integration phase of this acquisition, SourcingLink agrees to consolidate agreements in affect at that date where the terms of the Carrefour agreement will prevail.

CARREFOUR                                  SOURCINGLINK.NET, INC.


By:   /s/ William N. Anderson              By:   /s/ Sean M. Maloy
      ----------------------------------         -------------------------------
      William N. Anderson                        Sean M. Maloy
      Chief Merchandise and Marketing            President and Chief Executive
      Officer                                    Officer

Date: December 8, 1999                     Date: December 8, 1999
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